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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 24 1998

                              AGRILINK FOODS, INC.
               (Exact Name of Registrant as Specified in Charter)


               New York                                33-56517                      16-0845824
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number



                    90 Linden Oaks, Rochester, New York    14625
                (Address of Principal Executive Offices) (Zip Code)


        Registrant's Telephone Number Including Area Code: (716) 383-1850







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Item 5.       Other Events

Agrilink Foods, Inc., a wholly-owned  subsidiary of Pro-Fac Cooperative (Nasdaq:
PFACP) today announced that it has reached a definitive agreement with Dean Foods Company (NYSE: DF), of Franklin Park, Illinois, to acquire Dean's vegetable operations, which include the nationally known Birds Eye brand and Dean's Freshlike and VegAll brands. The transaction consists of approximately
$400 million in cash and Agrilink's aseptic foods, located in Benton Harbor, Michigan. Subject to regulatory approval, the transaction is expected to close in 60 days.

Dean Foods Vegetable Company reported fiscal 1998 revenues of $553 million and operating earnings of $39.6 million. Agrilink Foods has not yet reported its fiscal 1998 earnings, but in fiscal 1997 the company reported sales of $731 million and operating earnings of $50 million. Dean Foods Vegetable Company employs about 2,000 full-time employees in 13 plant facilities, located in California, Minnesota, New York, Texas and Wisconsin. Agrilink employs approximately 3,400 full-time employees in facilities in Georgia, Delaware, New York, Michigan, Pennsylvania, Texas and Washington.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      AGRILINK FOODS, INC.



Dated:  July 28, 1998    By:    /s/      Earl L. Powers
        -------------           -----------------------------------
                                         Earl L. Powers,
                                     Vice President Finance
                                   and Chief Financial Officer